Exhibit 99.1
Cardiac Science Reports Q2 Revenue of $36.1 Million
$3.0 Million in AED Shipments Withheld;
Earnings Release and Conference Call Scheduled for August 10
Bothell, WA – August 3, 2009 – Cardiac Science Corporation [NASDAQ: CSCX], a global leader in automated external defibrillator (AED) and diagnostic cardiac monitoring devices, announced today that revenue for the second quarter of $36.1 million was adversely impacted by its decision to hold shipments of AED products in accordance with its quality procedures. AED shipments have been withheld since late June to allow the Company to evaluate the quality of certain components. As a result of the delay, the Company did not ship approximately $3.0 million in AED products that otherwise would have shipped during the second quarter.
The Company continues to evaluate the operational and financial impact of the AED component issues, and has not yet determined when it will resume shipping. Management will provide an update on this issue when it releases its second quarter 2009 financial results and hosts its earnings call with analysts and investors at 4:30 p.m. Eastern Time on Monday, August 10, 2009.
To access the conference call, please dial 877.941.6011 and reference conference ID 4118733. Callers outside the U.S. can dial 480.248.5085. The call will also be webcast live at www.cardiacscience.com. An audio replay of the call will be available for 7 days following the call at 800.406.7325 for U.S. callers or 303.590.3030 for those calling from outside the U.S. The password required to access the replay is 4118733#. An archived webcast will also be available at www.cardiacscience.com for 90 days.
About Cardiac Science
Cardiac Science develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including automated external defibrillators (AED), electrocardiograph devices (ECG/EKG), cardiac stress treadmill and systems, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, and cardiology data management systems (informatics) that connect with hospital information (HIS), electronic medical record (EMR), and other information systems. The company sells a variety of related products and consumables and provides a portfolio of training, maintenance, and support services. Cardiac Science, the successor to the cardiac businesses that established the trusted Burdick®, HeartCentrix®, Powerheart®, and Quinton® brands, is headquartered in Bothell, Washington. With customers in more than 100 countries worldwide, the company has operations in North America, Europe, and Asia. For information, call 425.402.2000 or visit http://cardiacscience.com.
Forward-Looking Statements
This press release contains forward-looking statements including, but not limited to, those that refer to Cardiac Science Corporation’s evaluation of the operational and financial impact of the AED component issue. These statements and their underlying assumptions involve a number of risks and uncertainties and are not guarantees of future results or performance. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results and performance may vary significantly from those expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks, include those with respect to the quality of our processes, products, and services, and the implementation of voluntary actions or those taken at the request of regulatory authorities, as well as those more fully described in the Annual Report on Form 10-K filed by Cardiac Science Corporation for the year ended December 31, 2008, as may be updated by subsequent Quarterly Reports on Form 10-Q. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.
For updates and information on the deployment and use of AEDs worldwide, please subscribe to the Cardiac Science blog at http://www.cardiacscience.com/blog/ and follow us on Twitter at http://twitter.com/cardiacscience.
For more information,

Company Contact:	Investor Contact:	Media Contact:
Mike Matysik Cardiac Science Corporation Senior Vice President and CFO 425.402.2009	Matt Clawson Allen & Caron 949.474.4300 matt@allencaron.com	Christopher Gale EVC Group Inc. 646.201.5431 203.570.4681 cgale@evcgroup.com
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